EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
CVS Corporation

We consent to the incorporation by reference in the Registration Statement on Form S-4 of our reports dated January 27, 1999, incorporated by reference in the Annual Report of Form 10-K of CVS Corporation for the year ended December 31, 1998.


KPMG LLP

/s/ KPMG LLP
Providence, Rhode Island
July 23, 1999